LETTER OF INTENT

The purpose of this binding letter (the "Letter of Intent") is to set forth an understanding between and among **Immune Therapeutics Inc., a U.S. Public Company** a Florida Corporation through its wholly owed subsidiary TNI BioTech International a BVI Corporation (the "Prospective Licensee "), and **Super T-Cell Cancer Co, Ltd** BVI Corporations (the "Prospective Licensor")

Until a fully integrated, definitive agreement (the "License Agreement") and other related documents have been prepared, authorized, executed and delivered by and between all parties, this Letter of Intent shall bind both parties to such an extent as stated herein unless terminated in compliance with Section 16 below.

1. Basic Transaction. The Prospective Licensor will License with and into License Subsidiary. The parties intend to execute the License Agreement on or before July 31, 2016 and to close the Transaction as soon as possible thereafter, but in no event later than September 30, 2016 (the "Closing Date"). The Closing Date may be extended by the mutual consent of the Prospective Licensor and the Prospective Licensee.

2. Proposed Form of Agreement. The Prospective Licensee and the Prospective Licensor shall expeditiously negotiate to reach a written License Agreement, subject to the approval of the Prospective Licensee's Board of Directors. The License Agreement shall provide for all matters of material concern within the scope of this Letter of Intent as well as comprehensive representations, warranties, indemnifications, conditions and agreements by the Prospective Licensor and other appropriate third parties, if any. It is the intent of the parties hereto that they shall exercise their best efforts to conclude the License Agreement to achieve these objectives. Both parties shall resolve any conflict or inconsistency amicably.

5. Conditions to Transaction. The parties intend to be bound by this Letter of Intent subject to the execution and delivery of the License Agreement, which, if successfully negotiated, would provide that the Transaction is subject to customary terms and conditions, including without limitation, the following:

- filing of a new patent on the Super T-Cell cancer therapy by Immune Therapeutics, Inc on behalf of Super T-Cell Cancer Co.
- issuance of 6,000,000 shares of common stock of Immune Therapeutics Inc upon closing
- absence of pending or threatened litigation regarding the License Agreement or the transactions to be contemplated thereby;
- royalty payment to be delivered quarterly of twelve percent
- execution of the License Agreement on terms found acceptable in the discretion of each party hereto;

7. Expenses. The Prospective Licensee shall be responsible for and bear all costs and expenses incurred in connection with the Transaction.

8. Exclusivity. For a period of 60 days after this Letter of Intent is fully executed, the Prospective Licensee shall have a period of exclusivity, which period shall be extended through the Closing Date in the event the License Agreement is executed. During such period, the Prospective Licensor shall not, directly or indirectly, through any Representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the Transaction, the Prospective Licensor, or their assets or businesses, in whole or in part, whether through direct purchase, License, consolidation or other business combination.

9. Governing Law. This Letter of Intent, the terms of the Transaction and all other matters relating to the Transaction (including the License Agreement) will be governed by the laws of the BRITISH VIRGIN ISLANDS, without regard to the conflicts of law provisions thereof.

10. Board Approval. This Letter of Intent will be subject to the approval by the Prospective Licensee's Board of Directors and by the Prospective Licensor 's Board of Directors.

11. License Agreement. The Prospective Licensee and its counsel shall be responsible for preparing the initial draft of the License Agreement. The Prospective Licensee and the Prospective Licensor shall negotiate in good faith to arrive at a mutually acceptable License Agreement for approval, execution and delivery on or before July 31, 2016

12. Disclosure. The parties hereto shall cooperate with each other to make a joint disclosure of the existence of discussions regarding a possible transaction, including the Transaction, between the parties or any of the terms, conditions or other aspects of the Transaction proposed in this Letter of Intent as expeditiously as possible and on terms mutually acceptable to the parties. Except as and to the extent required by law, without the prior written consent of the other party, neither the Prospective Licensee nor the

13. Prospective Licensor shall, and each shall direct its Representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding a possible transaction, including the Transaction, between the parties or any of the terms, conditions or other aspects of the Transaction proposed in this Letter of Intent.

14. Confidentiality. Except as and to the extent required by law, each party (for purposes of this Section 15, the "first party") agrees that it shall not disclose or use, and it shall cause its Representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other party furnished, or to be furnished, by either the other party or its Representatives to the first party or the first party's Representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the Transaction. For purposes of this Section 15, "Confidential Information" means any information about the other party provided hereunder; provided, however, that Confidential Information does not include information which the first party can demonstrate (i) is generally available to or known by the public other than as a result of improper disclosure by the first party or (ii) is obtained by the first party from a source other than the other party, provided further that such source was not bound by a duty of confidentiality to the other party or another party with respect to such information. If this Letter of Intent is terminated pursuant to Section 16 below, the first party shall promptly return to the other party any Confidential Information in its possession. The parties shall enter into a mutually acceptable updated confidentiality and non-disclosure agreement concurrent with the execution and delivery of the License Agreement.

15. Consents. The Prospective Licensee and the Prospective Licensor shall cooperate with each other and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals from any government or regulating authorities or lenders, landlords or other third parties, and to endeavor to comply with all other legal or

contractual requirements for or preconditions to the execution and consummation of the License Agreement.

16. Termination. This Letter of Intent may be terminated:

(i) by mutual written consent of the Prospective Licensee and the Prospective Licensor ;

(ii) upon written notice by any party to the other party if the License Agreement has not been executed by September 30, 2016;

(iii) by either party when the other party is in default of this Letter of Intent; or

(iv) at any time by the Prospective Licensee if Prospective Licensee shall determine in its sole discretion that the results of its due diligence investigation are not satisfactory in any respect.

Upon termination of this Letter of Intent, the parties hereto shall have no further obligation hereunder, except Sections 13 and 14 above shall survive such termination.

18. Arbitration. Any and all disputes arising out of or in connection with the negotiation, execution or interpretation of this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the International Arbitration Association by arbitrators familiar with the pharmaceutical and or drug development industries. The arbitration will be held in the International Courts, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be shared equally by the parties. Each party will pay its own attorneys' fees and costs in connection with any arbitration under this Section 18.

This agreement was unanimously adopted by designated representatives of Super T-Cell Cancer Co, Ltd., and Immune Therapeutics Inc on March 23, 2016. The signature of the chief executive officer of each participating organization below represents the full commitment of their organization to participate actively in the collaboration and implement fully all elements in this agreement.

Fengping Shan
Fengping Shan (Apr 20, 2016)

Apr 20, 2016

Professor Fengping CEO

Date

Apr 18, 2016

Noreen Griffin Chief Executive Officer

Date

Immune Therapeutics, Inc

意向书

此绑定函（以下简称"意向书"）的目的是阐明两方之的关系和认识，一方是 Immune Therapeutics，一家位于美国佛罗里达州的上市公司，通过其全资子英属维京群岛的公司 TNI Biotech International （以下简称"准特许持有人"），和英属维尔京群岛 Super T 细胞癌症治疗有限公司公司（以下简称"准许可方"）

在一个完整的，最终协议（"许可协议"）及其他相关文件，批准，执行和传递给所有方已准备好之前，此意起到约束双方的作用，除非合同终止符合下文第 16 条。

1.基本交易。准许可方将授权给准授权子公司 。双方打算在 2016 年 7 月 31 日或之前执行许可协议，并在此后尽快完成交易，但无论如何不得迟于二零一六年九月三十日（以下简称"截止日期"）。当准许可方和准特许持有人同意时，截止日期可以推迟。

2.拟定的协议的形式。准特许持有人和准许可方应尽快协商达成书面许可协议，但须经准特许持有人的董事会的批准。该许可协议将包括所有关于意向书之内的所有条款和事项，并包括全面的陈述，保证，赔偿，条件和协议的准许可方和其他适当的第三方 。这是双方的意向内容，所以双方将为实现这些目标尽最大努力。双方应友好的解决任何矛盾或异议。

5.条件交易。双方打算通过此协议书的约束，若谈判成功，且许可协议已交付和执行，以下交易将生效，并取决于惯例的条款和条件，包括但不限于以下内容

•免疫治疗公司代表 Super T 细胞癌症治疗有限公司申请新专利。
•交易达成后，发放 6,000,000Immune Therapeutics 普通股。
•没有有关许可协议未解决的交易或潜在的诉讼
•每季度交付百分之十二的专利使用费
•在各方此认为可以接受的条款许可下自行协商执行;

7.费用。准特许持有人应负责并承担与本次交易有关的所有费用和支出。

8.专享。对于本意向书完全执行后 60 天，准特许持有人有一段专享性，这期限应延迟到通过执行许可协议的截止日期。在此期间，准许方不得直接或间接通过任何代表或其他方式，受邀请或主动洽谈，讨论，接受或考虑本交易以外的其他任何人建议的全部或部分资产或生意，无论是通过直接购买，许可，或其他业务合并。

9.适用法律。此意向书，该交易的条款和与交易有关的（包括许可协议）中的所有其他事项将由英属维尔京群岛的法律管辖，而不考虑其法律规定的冲突。

10.董事会批准。此意向书将受到准特许持有人和准许方双方的董事会批准。

11.许可协议。准特许持有人及其律师应负责编制许可协议的初稿。准特许持有人和准许方应友好协商，在 2016 年 7 月 31 日之前审批，执行和交付一个双方都能接受的许可协议。

12.公布。双方应互相合作，尽快的联合公布关于这个预期交易的讨论内容，包括具体交易事项，当事人或任何条款，条件或本意向书拟议其他的，双方都能接受的，关于这项交易的条件 。除非法律规定，未经另一方事先书面同意的情况下，无论是准特许持有人还是另一方都不能公开合作内容。

13.准许可方，任何一方或其代表都不能直接或间接，公开发表评论，陈述或交流任何关于合作的内容，相关信息，交易双方或任何条款，条件或在此意向书拟进行的交易的其他方面信息。

14. 保密 除非法律要求，每一方不得以任何形式泄露对方提供的需要保密的信息。任何一方，或其涉及保密信息的首席代表不许以任何方式泄露机密。机密信息指第 15 条规定的，但是不包括：1，公开资源可以得到的，2，甲方除了乙方提供的信息之外，其它来源的不涉及保密的信息。如果意向终止，甲方应该归还一方所有保密信息。甲乙双方将进行相互可以接受的更新版的保密协议，并进行进一步签约。

15.承诺。准特许持有人和准许方应相互合作，并着手尽快合理可行的寻求获得任何政府，主管机关，贷款机构，房东或其他第三方的所有必批准。并努力完成法律上的合同要求及对许可协议前提条件的执行和完善。

16.终止。此意向书可被以下条款终止：

（i）经准特许持有人和准许方的双方书面同意;

（ii）当任何一方给另一方书面通知，若许可协议没有在 2016 年 9 月 30 日执行；

(iii）当任何一方出现违约意向书条款时；

（iv） 如果准特许持有人判断和确定审计调查的结果并不令人满意，准特许持有人可以在任何时候终止条款。

当此意向书终止后，双方应没有进一步的的义务 。除以上 13 和 14 项。

18.仲裁。任何因本协议的谈判，执行或解释所产生的争议应按照国际仲裁协会的商业仲裁规则提交仲裁， 由熟悉制药和或药物开发行业仲裁员最终解决。仲裁将在将连续工作数日，在国际法庭举行。 最后作出的裁决将是最终的，并对双方均